BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)         441 VINE STREET               JOANN M. STRASSER
JAMES R. CUMMINS              CINCINNATI, OHIO 45202        AARON A. VANDERLAAN
ROBERT S BROWN                TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN          TELECOPIER (513) 381-2125           OF COUNSEL
LYNNE SKILKEN                                                   GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                                             March 6, 2000


AmeriPrime Funds
1793 Kingswood Drive
Southlake, Texas 76092

         RE:      AMERIPRIME FUNDS,  FILE NOS. 33-96826 AND 811-9096

Gentlemen:

         Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 40 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                           Very truly yours,


                                           ______/s/________________________

                                           Brown, Cummins & Brown Co., L.P.A.